UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Claymore Exchange-Traded Fund Trust 2
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                  (See Next Page)
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)




2455 Corporate West Drive, Lisle, Illinois                      60532
 (Address of principal executive offices)                     (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered:                          Each Class is to be so Registered:
-------------------                           ---------------------------------

Shares of beneficial interest, no par value   American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-135105; 811-21910.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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Item 1.  Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-135105; 811-21910), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of two separate investment portfolios. Each of the Trust's two investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

Claymore/Robeco Developed International Equity ETF        20-5799752
Claymore/Robeco Developed World Equity ETF                20-5799840

Item 2.  Exhibits

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CLAYMORE EXCHANGE-TRADED FUND TRUST 2

Date:  February 26, 2007                 By: /s/ Nicholas Dalmaso
                                             ---------------------------------
                                             Nicholas Dalmaso
                                             Chief Executive Officer